UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange
1.250% Notes due 2025	BLK25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further reported in Item 5.07 below, on May 15, 2024, BlackRock, Inc. (“BlackRock” or the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved the BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan (the “Restated Plan”) which (i) extends the term of the Restated Plan for ten years, (ii) increases the number of shares of BlackRock common stock authorized for issuance under the Restated Plan by 7,000,000 shares, and (iii) makes certain other clarifying and conforming plan changes and updates. The Restated Plan was submitted to the shareholders to ensure the Restated Plan’s compliance with the New York Stock Exchange’s Corporate Governance Standards concerning shareholder approval of equity compensation plans and/or material revisions to such plans.

The material terms of the Restated Plan were described in BlackRock’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 4, 2024. The description of the Restated Plan in the definitive proxy statement is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s shareholders at the Annual Meeting. All director nominees were elected (Item 1). The proposal to approve the compensation of the named executive officers as disclosed in the Company’s proxy statement, through a non-binding advisory vote, was approved (Item 2). Additionally, the proposal to approve the Restated Plan was approved (Item 3). Further, shareholders ratified the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2024 (Item 4). In addition, the shareholder proposal requesting a report on risks associated with the Company’s equal employment opportunity (“EEO”) policy was not approved (Item 5). The shareholder proposal to amend the Amended and Restated Bylaws of the Company (the “Bylaws”) to require an independent board chair was also not approved (Item 6). Finally, the shareholder proposal requesting a report on the Company’s proxy voting record and policies for climate change-related proposals was not approved (Item 7).

Below are detailed voting results of the shares represented and entitled to vote at the Annual Meeting on each matter voted on and described in detail in the Company’s definitive proxy statement.

Item 1 – Election to the Company’s Board of Directors of the following 16 nominees:

	For	Against	Abstentions	Broker Non-Votes
Pamela Daley	119,757,616	2,210,592	101,402	9,821,539
Laurence D. Fink	117,016,498	4,538,881	514,231	9,821,539
William E. Ford	117,556,104	4,431,831	81,675	9,821,539
Fabrizio Freda	118,595,119	3,382,138	92,353	9,821,539
Murry S. Gerber	115,831,247	6,151,671	86,692	9,821,539
Margaret “Peggy” L. Johnson	121,130,264	854,632	84,714	9,821,539
Robert S. Kapito	120,625,759	1,357,029	86,822	9,821,539
Cheryl D. Mills	118,964,061	3,020,190	85,359	9,821,539
Amin H. Nasser	119,847,786	1,824,596	397,228	9,821,539
Gordon M. Nixon	116,746,642	5,153,962	169,006	9,821,539
Kristin C. Peck	120,462,264	1,516,709	90,637	9,821,539
Charles H. Robbins	121,671,481	305,495	92,634	9,821,539
Marco Antonio Slim Domit	109,246,802	12,737,229	85,579	9,821,539
Hans E. Vestberg	121,645,983	329,935	93,692	9,821,539
Susan L. Wagner	120,048,371	1,941,676	79,563	9,821,539
Mark Wilson	120,602,366	1,379,223	88,021	9,821,539

Item 2 – Approval, in a non-binding advisory vote, of the compensation for named executive officers:

For	Against	Abstentions	Broker Non-Votes
71,553,955	50,371,487	144,168	9,821,539

Item 3 – Approval of the Restated Plan:

For	Against	Abstentions	Broker Non-Votes
119,449,413	2,504,201	115,996	9,821,539

Item 4 – Ratification of the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2024:

For	Against	Abstentions	Broker Non-Votes
126,252,849	5,544,695	93,605	0

Item 5 – Shareholder proposal requesting a report on risks associated with the Company’s EEO policy:

For	Against	Abstentions	Broker Non-Votes
864,387	120,055,558	1,149,665	9,821,539

Item 6 – Shareholder proposal to amend the Bylaws to require an independent board chair:

For	Against	Abstentions	Broker Non-Votes
15,963,352	106,012,586	93,672	9,821,539

Item 7 – Shareholder proposal requesting a report on the Company’s proxy voting record and policies for climate change-related proposals:

For	Against	Abstentions	Broker Non-Votes
9,850,619	110,792,447	1,426,544	9,821,539

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: May 17, 2024		R. Andrew Dickson III
Corporate Secretary